Execution Copy
------------------------------------------------------------------------------












                            Stock Purchase Agreement

                           dated as of August 5, 1997

                                     between

                     Aetna Insurance Company of Connecticut

                                       and

                         Magellan Health Services, Inc.

















------------------------------------------------------------------------------

                                Table of Contents

                                                                            Page

Introduction...................................................................1

                                    ARTICLE I

                                   Definitions

1.1. Definitions...............................................................1
1.2. Defined Terms.............................................................3

                                   ARTICLE II

                                 Closing Matters

2.1. Closing Payment...........................................................4
2.2. Closing...................................................................4
2.3. Closing Balance Sheet.....................................................5
2.4. Adjustment of Closing Payment.............................................6

                                   ARTICLE III

                    Representations and Warranties of Seller

3.1. Corporate Existence and Power.............................................7
3.2. Corporate Authorization...................................................7
3.3. Governmental Authorization; Consents......................................7
3.4. Non-Contravention.........................................................8
3.5. Capitalization............................................................8
3.6. Subsidiaries..............................................................8
3.7. Financial Statements......................................................9
3.8. Properties................................................................9
3.9. No Undisclosed Material Liabilities......................................10
3.10. Litigation..............................................................10
3.11. Material Contracts......................................................10
3.12. Compliance with Laws....................................................12
3.13. Brokers' Fees...........................................................12
3.14. Intellectual Property...................................................12
3.15. Permits and Licenses....................................................12
3.16. Labor Matters...........................................................12
3.17. Insurance Policies......................................................13
3.18. Absence of Certain Commercial Practices.................................13
3.19. Assets..................................................................13
3.20. No Adverse Changes......................................................14
3.21. Disclosure..............................................................14

                                   ARTICLE IV

                   Representations And Warranties Of Purchaser

4.1. Organization and Existence...............................................14
4.2. Corporate Authorization..................................................14
4.3. Governmental Authorization; Consents.....................................15
4.4. Non-Contravention........................................................15
4.5. Brokers' Fees............................................................15
4.6. Financing................................................................15
4.7. Purchase for Investment..................................................15
4.8. Litigation...............................................................15
4.9. Inspections..............................................................16

                                    ARTICLE V

                               Covenants Of Seller

5.1. Conduct of the Company...................................................16
5.2. Access to Information; Disclosure Supplements............................18
5.3. Notices of Certain Events................................................19
5.4. Resignations.............................................................19
5.5. No Shop..................................................................19
5.6. Contributed Assets.......................................................19

                                   ARTICLE VI

                             Covenants Of Purchaser

6.1. Confidentiality..........................................................20
6.2. Access...................................................................20
6.3.  Insurance...............................................................20
6.4. Use of Names.............................................................20
6.5. Headquarters Lease.......................................................21
6.6. Retention Arrangements...................................................21

                                   ARTICLE VII

                            Covenants Of Both Parties

7.1. Reasonable Efforts.......................................................21
7.2. Certain Filings..........................................................21
7.3. Public Announcements.....................................................21
7.4. Related Agreements.......................................................22
7.5. Home Office Lease........................................................22
7.6. Co-Located Space.........................................................22
7.7. Transition Services Standard.............................................22

                                  ARTICLE VIII

                                   Tax Matters

8.1. Tax Definitions..........................................................22
8.2. Tax Representations......................................................23
8.3. Elections................................................................24
8.4. Termination of Existing Tax Sharing Agreements...........................25
8.5. Tax Returns..............................................................25
8.6. Other Tax Matters........................................................26
8.7. Cooperation on Tax Matters...............................................26
8.8. Certain Disputes.........................................................26
8.9. Tax Indemnification......................................................27

                                   ARTICLE IX

                                Employee Benefits

9.1. Employee Benefits Definitions............................................29
9.2. ERISA Representations....................................................29
9.3. Employees................................................................31
9.4. Pension Plan.............................................................31
9.5. Individual Account Plan..................................................31
9.6. Other Employee Plans and Benefit Arrangements............................31
9.7. Plans Following the Closing..............................................32
9.8. Medical and Dental Insurance Coverage....................................33
9.9. Assumption of Liabilities................................................33
9.10. Third Party Beneficiaries...............................................34

                                    ARTICLE X

                              Conditions To Closing

10.1. Conditions to Obligations of Each Party.................................34
10.2. Conditions to Obligation of Purchaser...................................34
10.3. Conditions to Obligation of Seller......................................36

                                   ARTICLE XI

                            Survival; Indemnification

11.1. Survival................................................................37
11.2. Indemnification.........................................................37
11.3. Procedures; Exclusivity.................................................39
11.4. Investigation...........................................................39

                                   ARTICLE XII

                                   Termination

12.1. Grounds for Termination.................................................39
12.2. Effect of Termination...................................................40

                                  ARTICLE XIII

                                  Miscellaneous

13.1. Notices.................................................................40
13.2. Amendments; No Waivers..................................................41
13.3. Expenses................................................................41
13.4. Successors and Assigns..................................................41
13.5. Governing Law...........................................................41
13.6. Submission to Jurisdiction..............................................41
13.7. Waiver of Jury Trial....................................................42
13.8. Specific Performance....................................................42
13.9. Counterparts; Effectiveness.............................................42
13.10. Entire Agreement.......................................................42
13.11. Severability...........................................................42
13.12. Captions; Construction.................................................42
13.13. Third Party Beneficiaries..............................................42
13.14. No Set-off.............................................................42


                                    Exhibits

Exhibit A                  Form of Guaranty of Aetna U.S. Healthcare Inc.
Exhibit B                  Form of Master Agreement
Exhibit C                  Form of Transition Services Agreement
Exhibit D                  Form of Non-Competition Covenant

          Stock Purchase Agreement, dated as of August 5, 1997 (the "Agreement"), between Aetna Insurance Company of Connecticut, a Connecticut insurance corporation ("Seller"), and Magellan Health Services, Inc., a Delaware corporation ("Purchaser").

                                  Introduction

             Seller is the owner of 10,000 shares (the "Shares") of common stock, no par value (the "Common Stock"), of Human Affairs International, Incorporated, a Utah corporation (the "Company"), constituting all of the issued and outstanding capital stock of the Company;

             Purchaser desires to purchase the Shares from Seller, and Seller desires to sell the Shares to Purchaser, upon the terms and subject to the conditions set forth in this Agreement;

             In consideration of the foregoing and the representations, warranties, covenants, agreements and conditions contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                   Definitions

1.1. Definitions. (a) The following terms, as used herein, have the following meanings:

     "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person; provided that neither the Company nor any Subsidiary shall be considered an Affiliate of Seller.

     "Balance Sheet" means the consolidated balance sheet of the Company and its consolidated Subsidiaries as of June 30, 1997 referred to in Section 3.7.

     "Balance Sheet Date" means June 30, 1997.

     "Base Stockholder's Equity" means $15,500,000.00.

     "Closing Balance Sheet" means a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the close of business on the day immediately preceding the Closing Date, together with the notes thereto.

     "Closing Date" means the date of the Closing.

     "Closing Stockholder's Equity" means the consolidated stockholder's equity of the Company and its consolidated Subsidiaries as of the close of business on the day immediately preceding the Closing Date as set forth on the Closing Balance Sheet.

     "Disclosure Schedule" means the disclosure schedule delivered by Seller to Purchaser simultaneously with the execution of this Agreement.

     "Final Stockholder's Equity" means Closing Stockholder's Equity (i) as shown in Seller's calculation delivered pursuant to Section 2.3(a) if no notice of disagreement with respect thereto is duly delivered pursuant to Section 2.3(b) or (ii) if such a notice of disagreement is duly delivered, (A) as agreed by the parties pursuant to Section 2.3(c) or (B) in the absence of such agreement, as shown in the independent accountant's calculation delivered pursuant to Section 2.3(c); provided that Final Stockholder's Equity shall not in any event be more than Seller's calculation of Closing Stockholder's Equity delivered pursuant to
Section 2.3(a) nor less than Purchaser's calculation of Closing Stockholder's Equity delivered pursuant to Section 2.3(b).

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "Intellectual Property Right" means any trademark, service mark, registration thereof or application for registration therefor, trade name, invention, patent, patent application, trade secret, know-how, copyright, copyright registration, application for copyright registration, or any other similar type of proprietary intellectual property right.

     "knowledge of Seller" means the actual knowledge, on the date of this Agreement, if any, of any of the officers, directors or employees of Seller or the Company set forth in Section 1.1 of the Disclosure Schedule.

     "Lien" means, with respect to any asset (including the Shares), any mortgage, lien, pledge, charge, security interest, option, restriction on transfer or other encumbrance of any kind in respect of such asset.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Purchaser Disclosure Schedule" means the disclosure schedule delivered by Purchaser to Seller simultaneously with the execution of this Agreement.

     "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.

     (b) Each of the following terms is defined in the Section set forth opposite such term:


     Term                                                       Section
     ----                                                       -------
     Accounting Referee                                         8.8
     Benefit Arrangement                                        9.1
     Closing                                                    2.2
     Closing Payment                                            2.1
     Code                                                       8.1
     Combined State Tax                                         8.1
     Common Stock                                               Introduction
     Company                                                    Introduction
     Company Securities                                         3.5
     Contracts                                                  3.11

     Contributed Assets                                         3.19
     Customer Contracts                                         3.11
     Damages                                                    11.2
     De Minimis Claims                                          11.2
     Direct Rollover                                            9.5
     Employee Plans                                             9.2
     ERISA                                                      9.1
     ERISA Affiliate                                            9.1
     Federal Taxes                                              8.1
     Guarantor                                                  10.2(g)
     Indemnified Party                                          11.2
     Indemnifying Party                                         11.2
     Individual Account Plan                                    9.1
     Headquarters Lease                                         6.5
     Licenses                                                   3.15
     Master Agreement                                           10.2(g)
     Multiemployer Plan                                         9.1
     PBGC                                                       9.1
     Pension Plan                                               9.1
     Post-Closing Tax Period                                    8.1
     Pre-Closing Tax Period                                     8.1
     Purchaser Plan                                             9.5
     Purchaser Indemnified Parties                              11.2
     Related Transaction Agreements                             7.4
     Retention Arrangements                                     6.6
     Returns                                                    8.2
     Seller Indemnified Parties                                 11.2
     Shares                                                     Introduction
     Subsidiary Securities                                      3.6
     Tax                                                        8.1
     Tax Indemnification Period                                 8.1
     Tax Sharing Agreement                                      8.1
     Title IV Plan                                              9.1
     Transferred Employees                                      9.3
     Transition Services Agreement                              10.2(i)

     1.2. Defined Terms. (a) All references in this Agreement to "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement and not to any particular Article, Section or other subdivision.

     (b) In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

     (c) A reference to "including" in this Agreement shall mean including without limitation.

     (d) A reference to a Person in this Agreement includes its successors and permitted assigns (if any).

     (e) A reference to any agreement or contract in this Agreement includes permitted amendments and supplements.

     (f) A reference to a law in this Agreement includes any amendment or modification to such law and any rules or regulations issued thereunder.

                                   ARTICLE II

                                 Closing Matters

     2.1 Closing Payment. Upon the terms and subject to the conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Shares at the Closing free and clear of any and all Liens. The consideration payable at Closing for the Shares (the "Closing Payment") is $122,100,000 in cash, subject to adjustment as provided in Section 2.4.

     2.2 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place five business days following the date on which all conditions to Closing have been satisfied or waived at 10:00 a.m., at the offices of Howard, Darby & Levin, 1330 Avenue of the Americas, New York, New York, or at such other time or at such other place as Purchaser and Seller may agree. At the Closing,

     (a)  Purchaser shall deliver to Seller:

     (i) the Closing Payment, by wire transfer of immediately available funds to such account as Seller may direct by written notice delivered to Purchaser by Seller at least two business days prior to the Closing Date; and

     (ii) such other documents and certificates duly executed as may be required to be delivered by Purchaser pursuant to the terms of this Agreement (including
Section 10.3).

     (b) Seller shall deliver to Purchaser:

     (i) certificates for the Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto; and

     (ii) such other documents and certificates duly executed as may be required to be delivered by Seller pursuant to the terms of this Agreement (including
Section 10.2).

     2.3 Closing Balance Sheet. (a) (i) As promptly as practicable after the Closing Date, Seller will cause the Closing Balance Sheet to be prepared and will prepare a certificate based on such

Closing Balance Sheet setting forth its calculation of Closing Stockholder's Equity. As promptly as practicable, but no later than 90 days, after the Closing Date, Seller will cause the Closing Balance Sheet together with its certificate to be delivered to Purchaser. Except as otherwise provided in subsection (ii) below, the Closing Balance Sheet shall (x) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the close of business on the day immediately preceding the Closing Date in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the Balance Sheet (including those matters discussed in Section 3.7(b) of the Disclosure Schedule), subject to normal, historically consistent year-end adjustments, none of which will be material in nature, (y) include line items substantially consistent with those in the Balance Sheet and (z) be prepared in accordance with accounting policies and practices applied on a basis consistent with those used in the preparation of the Balance Sheet.

     (ii) Prior to the date of the Closing Balance Sheet, Seller shall (i) determine the amount of all federal and state income taxes (or a reasonable estimate thereof) which (but for the last sentence of this paragraph) would be accrued as a current or deferred liability under generally accepted accounting principles ("Closing Accrued Tax Liabilities") on the Closing Balance Sheet and
(ii) determine the amount (or reasonable estimate thereof) of all federal and state current or deferred income tax assets ("Closing Accrued Tax Assets") which would be recorded as an asset under generally accepted accounting principles on the Closing Balance Sheet. Prior to the date of the Closing Balance Sheet, Seller shall assume all the Closing Accrued Tax Liabilities and cause to be transferred to Seller (by dividend or otherwise) the amount of all the Closing Accrued Tax Assets; it being understood and agreed that the Closing Balance Sheet shall not contain any balances relating to any state or federal income tax current or deferred assets or liabilities.

     If the Closing Accrued Tax Liabilities exceed the Closing Accrued Tax Assets, the difference shall be referred to as the "Net Accrued Tax Liability"; if the Closing Accrued Tax Assets exceed the Closing Accrued Tax Liabilities, the difference shall be referred to as the "Net Accrued Tax Assets." In the event the above determination results in Net Accrued Tax Liability, the Seller shall be entitled to cause the Company, prior to the date of the Closing Balance Sheet, to dividend cash to the Seller (or transfer to the Seller by adjustment of intercompany accounts) in the amount of Net Accrued Tax Liability. In the event the above determination results in Net Accrued Tax Assets, the Seller shall contribute to the Company, prior to the date of the Closing Balance Sheet, cash (or transfer to the Company by adjusting intercompany accounts) in the amount of Net Accrued Tax Assets.

     (b) If Purchaser disagrees with Seller's calculation of Closing Stockholder's Equity delivered pursuant to Section 2.3(a), Purchaser may, within 30 days after delivery of the documents referred to in Section 2.3(a), deliver a notice to Seller disagreeing with such calculation and setting forth Purchaser's calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which Purchaser disagrees, and Purchaser shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet and the calculation of Closing Stockholder's Equity delivered pursuant to
Section 2.3(a).

     (c) If a notice of disagreement shall be duly delivered pursuant to Section 2.3(b), the parties shall, during the 15 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Stockholder's Equity, which amount shall not be more than the amount thereof shown in Seller's calculation delivered pursuant to Section 2.3(a) nor less than the amount thereof shown in Purchaser's calculation delivered pursuant to Section 2.3(b). If, during such period, the parties are unable to reach such agreement, they shall promptly thereafter cause an independent accounting firm of nationally recognized standing reasonably satisfactory to Seller and Purchaser (who shall not have any material relationship with Seller or Purchaser), promptly to review this Agreement and the disputed items or amounts for the purpose of calculating Closing Stockholder's Equity. In making such calculation, such independent accountants shall consider only those items or amounts in the Closing Balance Sheet or Seller's calculation of Closing Stockholder's Equity as to which Purchaser has disagreed. Such independent accountants shall deliver to Seller and Purchaser, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon the parties hereto. The cost of such review and report shall be borne (i) by Seller if the difference between Final Stockholder's Equity and Closing Stockholder's Equity as set forth in Seller's calculation of Closing Stockholder's Equity delivered pursuant to
Section 2.3(a) is greater than the difference between Final Stockholder's Equity and Closing Stockholder's Equity as set forth in Purchaser's calculation of Closing Stockholder's Equity delivered pursuant to Section 2.3(b), (ii) by Purchaser if the first such difference is less than the second such difference and (iii) otherwise equally by Seller and Purchaser.

     (d)The parties hereto agree that they will, and agree to cause their respective independent accountants and the Company to, cooperate and assist in the preparation of the Closing Balance Sheet and the calculation of Closing
Stockholder's Equity and in the conduct of the review referred to in Section 2.3(c), including without limitation the making available to the extent necessary of books, records, work papers and personnel.

     2.4 Adjustment of Closing Payment. (a) If Base Stockholder's Equity exceeds Final Stockholder's Equity by at least $500,000, Seller shall pay to Purchaser, as an adjustment to the Closing Payment, in the manner and with interest as provided in Section 2.4(b), the amount by which Base Stockholder's Equity exceeds Final Stockholder's Equity. If Final Stockholder's Equity exceeds Base Stockholder's Equity by at least $500,000, Purchaser shall pay to Seller, in the manner and with interest as provided in Section 2.4(b), the amount by which Final Stockholder's Equity exceeds Base Stockholder's Equity. Any such payment pursuant to this Section 2.4(a) shall be made at a mutually convenient time and place (i) within 40 days after Seller's delivery of the documents referred to in
Section 2.3(a) if no notice of disagreement with respect to Closing Stockholder's Equity is duly delivered pursuant to Section 2.3(b) or (ii) if a notice of disagreement with respect to Closing Stockholder's Equity is duly delivered pursuant to Section 2.3(b) then within 10 days after the earlier of
(A) agreement between the parties pursuant to Section 2.3(c) with respect to Closing Stockholder's Equity and (B) delivery of the calculation of Closing Stockholder's Equity referred to in Section 2.3(c).

     (b) Method of Payment. Any payments pursuant to this Section 2.4 shall be made by wire transfer of immediately available funds to such account as the payee may direct by written notice delivered to the payor by the payee at least two business days prior to the date of such payment. The amount of any payment to be made pursuant to this Section 2.4 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the rate publicly announced from time to time by The Chase Manhattan Bank in New York City as its prime rate in effect from time to time during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days for which due.

                                   ARTICLE III

                    Representations and Warranties of Seller

     Seller hereby represents and warrants to Purchaser that:

     3.1 Corporate Existence and Power. Each of Seller and the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary. Seller has heretofore delivered to Purchaser true and complete copies of the certificate of incorporation and bylaws of Seller and the Company as currently in effect.

     3.2 Corporate Authorization. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby are within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller and the shareholder of Seller. This Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to
(i) bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and other similar laws affecting creditors' rights generally and the rights of creditors of insurance companies generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     3.3  Governmental  Authorization;  Consents.  (a)  Except  as set  forth in
Section 3.3(a) of the Disclosure Schedule and except for applicable requirements of the HSR Act, neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby will require any action by or in respect of, or filing with, any governmental body, agency, official or authority (other than actions or filings that are immaterial to Purchaser, the Company and the Subsidiaries, and the consummation of the transactions contemplated hereby).

     (b) Except as set forth in Section 3.3(b) of the Disclosure Schedule, no consent, approval, waiver or other action by any Person (other than any governmental body, agency, official or authority referred to in (a) above) under any contract, agreement, indenture, lease, instrument or other document listed in Section 3.11(a) of the Disclosure Schedule is required or necessary for the execution, delivery and performance of this Agreement by Seller or the consummation of the transactions contemplated hereby.

     3.4 Non-Contravention. Except as set forth in Section 3.4 of the Disclosure Schedule, the execution, delivery and performance by Seller of this Agreement do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of Seller, the Company or any Subsidiary, (ii) assuming compliance with the matters referred to in Section 3.3(a), contravene or conflict in any material respect with or constitute a violation in any material respect of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Seller, the Company or any Subsidiary; (iii) constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller, the Company or any Subsidiary under, or to a loss of any benefit to which Seller, the Company or any Subsidiary is entitled under, any provision of any material agreement, contract or other material instrument binding upon Seller, the Company or any Subsidiary or any material license, franchise, permit or other similar material authorization held by Seller, the Company or any Subsidiary or (iv) result in the creation or imposition of any Lien on any material asset of Seller, the Company or any Subsidiary.

     3.5 Capitalization. The authorized capital stock of the Company consists of 50,000 shares of Common Stock. As of the date hereof, there are outstanding 10,000 shares of Common Stock. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable. Except as set forth in this Section, there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, and there is no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any Subsidiary to issue or deliver or to repurchase, redeem or otherwise acquire any Company Securities. Seller is and will be at the Closing the record and beneficial owner of the Shares, free and clear of any Lien whatsoever, and will transfer and deliver to Purchaser at the Closing valid title to the Shares free and clear of any Lien. There are no stockholder agreements, voting agreements, voting trusts, proxies or other agreements in effect with respect to the voting or transfer of the Common Stock.

     3.6 Subsidiaries. (a) Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary. All Subsidiaries and their respective jurisdictions of incorporation are identified in Section 3.6(a) of the Disclosure Schedule. Seller has heretofore delivered to Purchaser true and complete copies of the certificate of incorporation and bylaws of each Subsidiary as currently in effect.

     (b) Except as set forth in Section 3.6(b) of the Disclosure Schedule, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary, is owned, of record and beneficially, by the Company or another Subsidiary, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary or (ii) options or other rights to acquire from the Company or any Subsidiary, and there is no obligation of the Company or any Subsidiary, to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding

Subsidiary Securities.

     (c) Other than the Subsidiaries identified in Section 3.6(a) of the Disclosure Schedule, there are no other corporations, partnerships, limited liability companies, joint ventures or other entities in which the Company or any Subsidiary owns, of record or beneficially, any direct or indirect equity interest or any right (contingent or otherwise) to acquire the same. There are no stockholder agreements, voting agreements, voting trusts, proxies or other agreements in effect with respect to the voting or transfer of the capital stock of any Subsidiary.

     3.7 Financial Statements. The audited consolidated balance sheets of the Company as of December 31, 1995 and 1996 and the related consolidated statements of income, stockholder's equity and cash flows for each of the years then ended, and the unaudited consolidated balance sheet of the Company as of June 30, 1997 and the related consolidated statements of income and stockholder's equity for the six month period then ended, respectively, attached hereto as Section 3.7(a) of the Disclosure Schedule, fairly present in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto or as set forth on Section 3.7(b) of the Disclosure Schedule), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and, in the case of the audited financial statements, cash flows for the periods then ended (subject to normal, historically consistent year-end adjustments in the case of the unaudited interim financial statements).

     3.8 Properties. (a) Neither the Company nor any Subsidiary owns any real property. The Company and the Subsidiaries have good and marketable title to, or in the case of leased property have valid leasehold interests in, all assets reflected on the Balance Sheet or acquired after the Balance Sheet Date, except for assets sold, or leaseholds terminated, since the Balance Sheet Date in the ordinary course of business consistent with past practices. None of such assets is subject to any Liens, except: (i) Liens disclosed on the Balance Sheet; (ii) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheet); (iii) Liens which do not materially detract from the value of such property or assets as now used, or materially interfere with any present or intended use of such property or assets; (iv) Liens attaching by operation of law, incurred in the ordinary course of business consistent with past practices and securing payments not past due; or (v) Liens with respect to which deposits or pledges have been made to obtain the release of any such Liens described in clause (iv) above.

     (b) The accounts receivable reflected on the Balance Sheet and all accounts receivable arising between the Balance Sheet Date and the date of this Agreement arose from bona fide transactions in the ordinary course of business and are not subject to offset or deduction, and the goods and/or services involved have been sold, delivered and/or fully-performed. Management of the Company believes that adequate provision has been made for contractual discounts and adjustments to all such accounts receivable from third-party payors.

     3.9 No Undisclosed Material Liabilities. To the knowledge of the Company (after reasonable inquiry), there are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities disclosed or provided for in the Balance Sheet or in the notes to the balance sheet as of December 31,

1996 referred to in Section 3.7, (ii) liabilities arising out of items disclosed in Section 3.10 of the Disclosure Schedule, (iii) liabilities that the Company is retaining, or the Purchaser is assuming, pursuant to Article IX, and (iv) current liabilities accruing in the ordinary course of business that are immaterial to the Company and the Subsidiaries taken as a whole.

     3.10 Litigation. Except as set forth in Section 3.10 of the Disclosure Schedule, there is no material action, suit, investigation, proceeding or claim made in writing (other than claims made under benefit plans pursuant to which the Company provides behavioral health services) (whether insured or uninsured) pending, or to the knowledge of Seller threatened, against the Company or any Subsidiary or any of their respective properties before any court or arbitrator or any governmental body, agency, official or authority. There is no action, suit, investigation or proceeding pending, or to the knowledge of Seller threatened, against Seller, the Company or any Subsidiary seeking to prohibit, prevent or materially alter or delay the consummation of the transactions contemplated hereby.

     3.11 Material Contracts. (a) Section 3.11(a) of the Disclosure Schedule sets forth the following agreements, contracts, plans, leases, arrangements or commitments (each, a "Contract" and, collectively, the "Contracts"):

          (i) any agreement providing for the delivery by the Company or any Subsidiary of behavioral healthcare services for non-Aetna employee assistance program and managed behavioral health business providing for projected annualized premiums (based upon June 30, 1997 business in force) to the Company or any Subsidiary of $200,000 or more ("Customer Contracts");

          (ii) any provider contract between the Company or any Subsidiary and a third party behavioral healthcare service provider (x) pursuant to which subcapitation or other alternative payment arrangements are utilized, and
     (y) in each of the nine regions served by the Company and the Subsidiaries, the largest (measured by volume of services provided) provider contract with respect to (1) in-patient services, (2) partial in-patient services,
     (3) intensive out-patient services and (4) out-patient services (the "Provider Contracts");

          (iii) any agreement, other than Customer Contracts, Provider Contracts and License Contracts (as defined below), for the purchase or sale of goods, services, equipment or other assets providing for annual payments by or to the Company or any Subsidiary of $150,000 or more, other than any such agreements that are terminable by the Company or such Subsidiary at will on thirty or fewer days' notice without any premium, penalty or other similar payment in excess of $10,000 becoming payable by the Company or such Subsidiary by virtue of such termination;

          (iv) any lease for real or personal property in which the amount of payments which the Company is required to make on an annual basis exceeds $50,000;

          (v)  any  partnership,   joint  venture  or  other  similar  contract,
     arrangement or agreement;

          (vi) any contract relating to indebtedness for borrowed money or guarantee or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset) in an amount exceeding $100,000;

          (vii) any contract or cost allocation arrangement relating to outstanding indebtedness, liabilities or obligations for amounts owing to, or notes or accounts receivable from, or leases, contracts or other commitments or arrangements with or for the benefit of, Seller or any of its Affiliates, other than any such unwritten contracts, leases, commitments or arrangements which will be terminated on or prior to the Closing Date without giving rise to any further obligations on the part of the Company or such Subsidiary;

          (viii) any contract relating to the acquisition or disposition of any asset or business (whether by merger, sale of stock, sale of assets or otherwise) material to the Company and the Subsidiaries taken as a whole, where the transactions contemplated thereby have not been consummated as of the date hereof;

          (ix) any contract or other agreement that by its terms limits the right of the Company or any Subsidiary to compete (x) in any line of business, (y) with any Person or (z) in any geographic area or which would so limit the right of the Company or any Subsidiary after the Closing Date;

          (x) any contract or other agreement relating to any Intellectual Property Rights used by the Company or any Subsidiary, which contract or other agreement provides for annual license payments in excess of $100,000 ("License Contracts"); and

          (xi) any other contract or commitment not made in the ordinary course of business that is material to the Company and the Subsidiaries taken as a whole.

     (b)Except as set forth in Section 3.11(b) of the Disclosure Schedule, each Contract is a valid and binding agreement of the Company or a Subsidiary enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and other similar laws affecting creditors' rights generally and the rights of creditors of insurance companies generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), and as of the date of this Agreement is in full force and effect, and neither the Company, any Subsidiary nor, to the knowledge of Seller, any other party thereto is in default in any material respect under the terms of any such Contract. Seller has made available to Purchaser a true and correct copy of each Contract.

     (c)Except as set forth in Section 3.11(c) of the Disclosure Schedule, to the knowledge of Seller as of the date of this Agreement, no third party to any of the Contracts intends to (i) terminate or amend the terms thereof or (ii) refuse to renew same upon expiration of its current term.

     3.12 Compliance with Laws. Neither the Company nor any Subsidiary has violated or is in violation in any material respect of any applicable provisions of any laws, statutes, ordinances, licenses, permits, authorizations, rules or other regulations. Neither the Company nor any Subsidiary is in default in any material respect under, and no condition exists that with notice or lapse of time or both would constitute a default in any material respect under, any order, injunction or material judgment of any court, arbitrator or governmental body, agency, official or authority.

     3.13 Brokers' Fees. Except for Merrill Lynch & Co., whose fees will be paid by Seller, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller, the Company or any Subsidiary who might be entitled to any fee or commission from Purchaser, the Company or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

     3.14 Intellectual Property. (a) Except as set forth in Section 3.14 of the Disclosure Schedule, each of the Company and its Subsidiaries owns or otherwise has rights to use all Intellectual Property Rights used in the conduct of the Company's and such Subsidiaries' businesses as presently conducted.

     (b)(i) Neither the Company nor any Subsidiary is being sued or charged in writing with or is a defendant in any claim, suit, action or proceeding relating to its assets or business that involves a claim of infringement of any material Intellectual Property Rights and (ii) to the knowledge of Seller, there is no other claim of such infringement by the Company or any Subsidiary. To the knowledge of Seller, there is no continuing infringement by any other Person of any of the material Intellectual Property Rights of the Company or any Subsidiary.

     3.15 Permits and Licenses. Except as set forth in Section 3.15 of the Disclosure Schedule, each of the Company and its Subsidiaries possesses all permits, licenses and other authorizations (the "Licenses") of, and has made all registrations with, all governmental or accreditation entities necessary to conduct the Company's and such Subsidiaries' businesses as presently conducted (other than, in the case of Licenses and registrations for the Company, Human Affairs Alaska, Inc. or Human Affairs International of California, respectively, such Licenses and registrations that are immaterial to such Person, and, in the case of Licenses and registrations for the other Subsidiaries, such Licenses and registrations that are immaterial to the Company and the Subsidiaries taken as a whole). Except as set forth in Section 3.15 of the Disclosure Schedule, no notice from any governmental or accreditation entities with respect to (including an investigation) the revocation, termination, suspension, restriction, modification or limitation of any material License or the failure to have any material License has been issued, or given, to Seller, the Company or any Subsidiary, nor, to the knowledge of Seller, is the issuance of any such notice or the commencement of any such investigation proposed, pending or threatened. A list of the material Licenses is set forth in Section 3.15 of the Disclosure Schedule.

     3.16 Labor Matters. There is no collective bargaining agreement in effect or, to the knowledge of Seller, other union organizational effort occurring with respect to the employees of the

Company. There is no labor strike, dispute, stoppage or lockout pending, affecting, or to the knowledge of Seller, threatened against the Company and during the past two years there has not been any such action. Except as set forth in Section 3.16 of the Disclosure Schedule, there are no charges, administrative proceedings or formal complaints or, to the knowledge of the Seller, investigations of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual preference, disability or veteran status) pending before the Equal Employment Opportunity Commission or any other governmental entities against the Company or any Subsidiary.

     3.17 Insurance Policies. Section 3.17 of the Disclosure Schedule sets forth
(i) a true and complete list of all insurance policies and other surety arrangements of any kind whatsoever which relate to the assets or businesses of the Company or any Subsidiary (the "Policies") and (ii) a summary description of each pending claim asserting liability to the Company or any Subsidiary equal to or greater than $500,000 under each of the Policies. All of the Policies are in full force and effect. During the three-year period ending on the date hereof, no such insurance policies or other surety arrangements have been canceled by an insurer and no application for any such insurance policies or other surety arrangements has been rejected by an insurer.

     3.18 Absence of Certain Commercial Practices. To the knowledge of Seller, none of Seller, the Company, any Subsidiary, or any of their respective directors, officers or employees has:

     (a) given, proposed to give, or agreed to give any material gift or similar material benefit to any customer, supplier or any other person (other than as described in subsection (b) of this Section 3.18), for the purpose of furthering the business of the Company or any Subsidiary;

     (b) in connection with the business of the Company or any Subsidiary, used any corporate or other funds for contributions, payments, gifts, or entertainment, or made any expenditures relating to political activities to government employees, officials or others in violation of any applicable law or established or maintained any unlawful or unrecorded funds; or

     (c) offered, paid, solicited or received any remuneration (as such term has been interpreted under 42 U.S.C. ss. 1320a-7b(b)) to induce or in return for any referral of healthcare business or ordering of healthcare items or services in violation of any federal or state civil or criminal law.

To the knowledge of Seller, none of Seller, the Company, any Subsidiary, or any of their respective directors, officers, or employees has accepted or received any unlawful contributions, payments or gifts in connection with the businesses of the Company and the Subsidiaries.

     3.19 Assets. Except as disclosed on Section 3.19(a) of the Disclosure Schedule, the assets and properties owned or leased by the Company are all of the assets and properties necessary to conduct the business and operations of the Company as currently conducted by the Company. Except as set forth on
Section 3.19(b) of the Disclosure Schedule, Seller covenants and agrees to contribute or cause to be contributed or transferred to the Company for no additional consideration, good and marketable title, free and clear of all Liens, to those assets and properties (exclusive of Intellectual Property and real property) ("Contributed Assets") set forth on Section 3.19(b) of the Disclosure Schedule that are owned or leased by Seller or an Affiliate of Seller and used exclusively or principally in the business and operations of the Company or its Subsidiaries. The contribution or transfer of the

Contributed Assets shall not be taken into consideration for purposes of calculating the Closing Stockholder's Equity. The only assets and properties (exclusive of Intellectual Property and real property) within the categories of assets and properties set forth on Section 3.19(a) of the Disclosure Schedule which will not be Contributed Assets are those assets and properties which the Company will have the right to utilize pursuant to the Transition Services Agreement. Section 3.19(c) of the Disclosure Schedule also sets forth a list of the general categories of services that have been historically provided to the Company and the Subsidiaries by Seller or its Affiliates.

     3.20 No Adverse Changes. Except as set forth in Section 3.20 of the Disclosure Schedule, since the Balance Sheet Date, the Company and the Subsidiaries have conducted their respective businesses only in the ordinary course of business, and none of them has: (i) through the date of this Agreement, suffered any material adverse change in its business, properties or financial condition, including any material damage, destruction or loss affecting its assets, (ii) made any material increase in compensation payable or to become payable to any of its employees or made or promised to make any material bonus payment to any of its employees, or made any material change in personnel policies, insurance benefits or other compensation arrangements affecting any of its employees (other than increases, promises or changes in the ordinary course consistent with past practices or pursuant to Benefit Plans, Benefit Arrangements and practices in effect as of the Balance Sheet Date);
(iii) sold, transferred, leased to others or otherwise disposed of any of its material assets (except for (x) inventory sold or used in the ordinary course of business consistent with past practices or (y) assets sold or disposed of and replaced by other similar assets), canceled or compromised any debts owed to, or claims relating to, its assets, business or operations which are of material value or waived, compromised or released any rights which are of material value or (iv) through the date of this Agreement, suffered any termination of any Contract to which it is or was a party representing $500,000 or more of revenues to the Company and the Subsidiaries for the 12-month period ending on the date of this Agreement.

     3.21 Disclosure. To the knowledge of Seller, as of the date of this Agreement, no representation or warranty of the Seller (as modified by the Disclosure Schedule) contained in this Agreement, and no statement contained in any certificate, document or other instrument furnished to the Purchaser by or on behalf of Seller pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                   Representations And Warranties Of Purchaser

            Purchaser hereby represents and warrants to Seller that:

     4.1 Organization and Existence. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted.

     4.2 Corporate Authorization. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby are within Purchaser's corporate powers and have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and other similar laws affecting creditors' rights generally and
(ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     4.3  Governmental  Authorization;  Consents.  (a)  Except  as set  forth in
Section 4.3(a) of the Purchaser Disclosure Schedule and except for applicable requirements of the HSR Act, neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby will require any action by or in respect of, or filing with, any governmental body, agency, official or authority (other than actions or filings that are immaterial to Seller, the Company, the Subsidiaries and the consummation of the transactions contemplated hereby).

     (b) Except as set forth in Section 4.3(b) of the Purchaser Disclosure Schedule, no consent, approval, waiver or other action by any Person (other than any governmental body, agency, official or authority referred to in (a) above) under any material contract, agreement, indenture, lease, instrument or other document to which Purchaser is a party or by which it is bound is required or necessary for the execution, delivery and performance of this Agreement by Purchaser or the consummation of the transactions contemplated hereby.

     4.4 Non-Contravention. The execution, delivery and performance by Purchaser of this Agreement do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of Purchaser, (ii) assuming compliance with the matters referred to in Section 4.3(a), contravene or conflict in any material respect with or constitute a violation in any material respect of any provision of any law, regulation, judgment, injunction, order or decree binding upon Purchaser, (iii) constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Purchaser under, or to a loss of any benefit to which Purchaser is entitled under, any provision of any material agreement, contract or other material instrument binding upon Purchaser or any material license, franchise, permit or other similar material authorization held by Purchaser or (iv) result in the creation or imposition of any Lien on any material asset of Purchaser.

     4.5 Brokers' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Purchaser who might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

     4.6 Financing. Purchaser has, and at all times until the Closing will have, funds sufficient to consummate the transactions contemplated hereby, which funds are not, and shall not, be subject to any contingencies or consents by any Person in order to consummate such transactions.

     4.7 Purchase for Investment. Purchaser is purchasing the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

     4.8 Litigation. There is no action, suit, investigation or proceeding (whether insured or uninsured) pending against, or to the knowledge of Purchaser threatened against or affecting, Purchaser before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

     4.9 Inspections. Purchaser is an informed and sophisticated purchaser, is familiar with the business of the Company, and has engaged expert advisors, experienced in the evaluation and purchase of companies such as the Company. Purchaser has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Purchaser acknowledges that Seller has made no representation or warranty as to the Shares or the prospects, financial or otherwise, of the Company or the Subsidiaries, except as expressly set forth herein.

                                    ARTICLE V

                               Covenants Of Seller

     Seller agrees that:

     5.1 Conduct of the Company. From the date hereof until the Closing Date, Seller shall cause the Company and the Subsidiaries to conduct their businesses in the ordinary course consistent with past practices.

     (a) Except as otherwise provided in this Agreement or Section 5.1(a) of the Disclosure Schedule, from the date of this Agreement until the Closing Date, without the prior written consent of the Purchaser, Seller will not permit the Company or any Subsidiary to:

     (i) adopt or propose any change in its certificate of incorporation or bylaws;

     (ii) merge or consolidate with any other Person or acquire or lease a material amount of assets of any other Person, except for those assets which are owned by Seller or Affiliates of Seller and identified in Section 3.19(b) of the Disclosure Schedule which will be contributed or transferred to the Company for no consideration;

     (iii) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of the Company, or repurchase, redeem or otherwise acquire any outstanding shares of capital stock, or other ownership interests in, the Company or any Subsidiary;

     (iv) incur, assume or guarantee any indebtedness for borrowed money other than, in each case, (x) in a principal amount not exceeding $100,000 or (y) in the ordinary course of business and in amounts and on terms consistent with past practices;

     (v) create or assume any Lien on any material asset other than in the ordinary course of business consistent with past practices;

     (vi) make any loan, advance or capital contributions to or investment in any Person, other than loans, advances or capital contributions to or investments made (x) that are immaterial to the Company and the Subsidiaries taken as a whole, (y) pursuant to existing contracts or commitments or (z) in the ordinary course of business consistent with past practices;

     (vii) sell, lease, license or otherwise dispose of any material assets or property except (x) pursuant to existing contracts or commitments (which contracts or commitments are described in Section 5.1(a)(vii) of the Disclosure Schedule) or (y) in the ordinary course consistent with past practices;

     (viii) change any method of accounting or investment, tax or accounting practice, except for any such change required by reason of a concurrent change in generally accepted accounting principles or law;

     (ix) enter into or consummate any joint venture, partnership or other similar arrangement or, except as otherwise permitted or required pursuant to this Agreement, form any other new arrangement for the conduct of its business;

     (x) terminate, renew, amend or otherwise alter any of the material Customer Contracts or other Contracts, except in the ordinary course of business consistent with past practices;

     (xi) except as otherwise permitted or required pursuant to this Agreement, enter into any written contract or other agreement with Seller, any Affiliate of Seller or any Affiliate of the Company (other than written contracts or other agreements between or among the Company and the Subsidiaries);

     (xii) increase or otherwise change the rate or nature of the compensation (including wages, salaries and bonuses) which is paid or payable to any employee or independent contractor of the Company or any Subsidiary, except in the ordinary course of business consistent with past practices or pursuant to existing Employee Plans, Benefit Arrangements, and practices with have been disclosed to Purchaser;

     (xiii) adopt or commit to adopt any employee plan or benefit arrangement other than an Employee Plan or Benefit Arrangement or make material amendments to any such Employee Plan or Benefit Arrangement except to the extent required by law or necessary to preserve the nature of the benefits provided under such plan or arrangement;

     (xiv) issue or commit to issue any additional shares of capital stock or option or warrant of the Company or any Subsidiary;

     (xv) enter into any transaction, contract or agreement material to the Company and the Subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and other than those contemplated by this Agreement;

     (xvi) alter in any material respect the consideration paid or received by the Company for those services set forth on Section 3.19(c) of the Disclosure Schedule; or

     (xvii)agree or commit to do any of the foregoing.

Seller will not, and will not permit the Company or any Subsidiary to (i) take or agree or commit to take any action that would make any representation and warranty of Seller hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

     (b)Except as otherwise provided in this Agreement or Section 5.1(b) of the Disclosure Schedule, from the date of this Agreement until the Closing Date, Seller will cause the Company and the Subsidiaries to:

     (i) maintain their books and records in the usual, regular and ordinary manner consistent with past practices;

     (ii) preserve their businesses and maintain all of their material Licenses;

     (iii) preserve generally the goodwill of the businesses of the Company and the Subsidiaries; and

     (iv)  continue  to  perform  in  the  ordinary   course  their   respective
obligations under the Contracts.

     5.2 Access to Information. (a) From the date hereof until the Closing Date, Seller will give, and will cause the Company and each Subsidiary to give, Purchaser, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Company and the Subsidiaries; provided that all such access shall be arranged solely by prior request made by Purchaser to the persons designated by Seller as the contact people for such purposes. Purchaser agrees not to, and shall cause its counsel, financial advisors, auditors and other authorized representatives not to, directly contact the Company, any Subsidiary, or any of their respective officers, directors or employees unless such designated contact persons have approved such contact.

     (b) From the date hereof until the Closing Date, Seller will furnish, and will cause the Company and each Subsidiary to furnish, to Purchaser, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company and the Subsidiaries as such Persons may reasonably request.

     (c) From the date hereof until the Closing Date, notwithstanding the foregoing, Purchaser shall not have access to personnel records of the Company or any Subsidiary relating to medical histories or other sensitive personnel information the disclosure of which could subject Seller to risk of liability.

     5.3 Notices of Certain Events. Seller shall promptly notify Purchaser of:

          (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (ii) any  notice  or other  communication  from  any  governmental  or
     regulatory   agency  or  authority  in  connection  with  the  transactions contemplated by this Agreement; and

          (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened, against Seller, the Company or any Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.10.

     5.4 Resignations. Seller will deliver to Purchaser at or prior to the Closing Date the resignations of all officers and directors of the Company and each Subsidiary who will be officers, directors or employees of Seller or any of its Affiliates after the Closing Date from their positions with the Company and each Subsidiary.

     5.5 No Shop. Purchaser contemplates the expenditure of substantial sums of time and money in connection with legal, accounting, financial, and due diligence work to be performed in conjunction with the purchase of the shares as contemplated herein (the "Transaction") and may forego other business opportunities prior to the Closing. Accordingly, Seller acknowledges and agrees that, from the date hereof through the Closing Date (or the termination of this Agreement) (the "Restricted Period"), neither Seller nor the Company, directly or indirectly, without Purchaser's prior written consent, shall initiate or hold discussions with any Person (other than Purchaser and its representatives) concerning any transaction substantially similar to the Transaction or inconsistent with the Transaction, directly or indirectly, whether by sale of outstanding stock, issuance of additional securities, merger, consolidation, sale or lease of assets, affiliation, joint venture, or other transaction. During the Restricted Period, Seller will promptly notify Purchaser by telephone and thereafter confirm in writing via telecopy if any such discussions or negotiations are sought in writing to be initiated with, or any such proposal or possible proposal is received in writing, directly or indirectly, by Seller or the Company and any such notice will include any terms and conditions of any such proposal.

     5.6 Contributed Assets. Seller has previously delivered to the Purchaser lists of the

Contributed Assets. Seller has informed the Purchaser that the lists it has delivered may need to be updated or revised. Seller agrees that, as soon as reasonably practicable after the date hereof, it will retain a business firm reasonably satisfactory to Purchaser for the purposes of taking an inventory and valuation of the Contributed Assets and compiling a comprehensive list of all of the Contributed Assets (the "Inventory List"). Purchaser shall have the right to consult with the business firm and observe the inventory count and valuation. The fees and expenses of the business firm and the other costs of taking the inventory shall be borne equally by Seller and Purchaser and the fees and expenses of the business firm with respect to, and the other costs of, the valuation shall be borne by Purchaser. At the Closing, Seller shall deliver an officer's certificate to the Purchaser stating that the Inventory List is complete and accurate in all material respects.

                                   ARTICLE VI

                             Covenants Of Purchaser

     Purchaser agrees that:

     6.1 Confidentiality. All information and documents furnished to Purchaser or any of the Persons referred to in Section 5.2 for any purpose under this Agreement will be treated as "Evaluation Material" under the Confidentiality Agreement dated March 10, 1997 between AHP Holdings, Inc. and Purchaser. Seller and Purchaser hereby agree that such Confidentiality Agreement shall terminate and be of no further force and effect as of the Closing Date.

     6.2 Access. Purchaser will cause the Company and the Subsidiaries, on and after the Closing Date for a period of seven years thereafter (or such longer period as may be necessary for income tax audit purposes or compliance with laws purposes), to afford promptly to Seller and its agents, upon reasonable notice to the persons designated by Purchaser as the contact people for such purposes, reasonable access during normal business hours to their properties, books, records, employees and auditors to the extent necessary to permit Seller to determine any matter relating to its rights and obligations hereunder or to any period ending on or before the Closing Date. Seller will hold, and will cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company and the Subsidiaries provided to it pursuant to this Section 6.2. All access afforded Seller pursuant to this
Section 6.2 shall be without interference with the conduct of the businesses of the Company and the Subsidiaries and shall be arranged solely by prior request made by Seller to the persons designated by Purchaser as the contact people for such purposes.

     6.3 Insurance. On or prior to the Closing, Seller shall purchase, or cause to be purchased, "tail" insurance coverage (including professional liability insurance coverage), with limitations on liability of no less than $1,000,000 per claim and $7,000,000 in the aggregate and no more than $5,000,000 per claim and $20,000,000 in the aggregate, covering any and all claims that may be made during the period beginning on the Closing Date and ending on the seventh anniversary of the Closing Date in respect of any acts or omissions occurring before the Closing Date by the Company, any Subsidiary or any of their respective employees, contracted providers of behavioral healthcare services, subcontractors or agents. The parties shall negotiate in good faith and agree, prior to Closing, within the range specified above, on the appropriate per claim and aggregate limitations on liability for such tail insurance.

     6.4 Use of Names. After the Closing, Purchaser shall not use the names "Aetna U.S. Healthcare", "Aetna", "U.S. Healthcare", or any combination or derivation of the same in connection with the Company, any Subsidiary or any of their respective operations, or any other entity or operations associated with Purchaser. After the Closing, except as set forth in the Master Agreement, Seller and its Affiliates shall not use the name "Human Affairs International" or any combination or derivation of the same in connection with Seller or its Affiliates or any of their respective operations, or any other entity or operations associated with Seller.

     6.5 Headquarters Lease. With respect to the lease (the "Headquarters Lease") of real property constituting the Company's headquarters facilities in Sandy, Utah (the "Headquarters Property"), at the Closing, Seller shall cause Aetna Life Insurance Company ("Aetna Life"), as lessee under the Headquarters Lease, to sublet to the Company the Headquarters Property on substantially the same terms and conditions as Aetna Life leases the Headquarters Property, which sublet shall be pursuant to a customary sublease agreement to be negotiated by the parties prior to the Closing in good faith (provided that the Company shall not have any option to renew or extend the original term of the sublease).

     6.6 Retention Arrangements. From and after the Closing Date, Purchaser agrees that it shall, and shall cause the Company to, assume responsibility for and comply with the terms and conditions of the retention agreements and other arrangements set forth in Section 6.6 of the Disclosure Schedule (the "Retention Arrangements"); provided that Seller shall be responsible for any amounts in excess of target bonus amounts in the aggregate payable pursuant to the Retention Arrangements.

                                   ARTICLE VII

                            Covenants Of Both Parties

     The parties hereto agree that:

     7.1 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including, without limitation, the preparation and filing as promptly as practicable after the date of this Agreement of (i) all applicable forms under the HSR Act and (ii) all applicable forms necessary in order to obtain any other required government approvals. Seller and Purchaser each agree, and Seller, prior to the Closing, and Purchaser, after the Closing, agree to cause the Company, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement. Seller will use all reasonable efforts, in cooperation with Purchaser, to obtain those consents from third parties with respect to the agreements described in Items 1, 2 and 5 of Section
3.4 of the Disclosure Schedule.

     7.2 Certain Filings.  Seller and Purchaser shall cooperate with one another
(a) in
determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     7.3 Public Announcements. Each party agrees to obtain the approval of the other party before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby, except for such press releases or public statements as may be required by applicable law or any listing agreement with any national securities exchange.

     7.4 Related Agreements. Each party acknowledges that the Master Agreement, the Transition Services Agreement and the HMO and non-HMO Health Care Agreements (collectively, the "Related Transaction Agreements") are an integral part of the transactions contemplated by this Agreement. Both parties agree to comply (or cause their Affiliates to comply) with the Related Transaction Agreements.

     7.5 Home Office Lease. Certain of the Company's employees currently occupy space in Seller's home office (the "Home Office"). Prior to Closing, the parties will discuss the necessity of maintaining this arrangement. At the request of the Company, Seller or one of its Affiliates will enter into a lease with the Company with respect to the Company-occupied space in the Home Office on terms that are reasonably satisfactory to the parties, provided that the term of such lease shall be no longer than two years following the Closing Date and the rent due thereunder shall be at the same rate charged to other Aetna business units.

     7.6 Co-Located Space. The Company currently shares office space with Seller or its Affiliates in a number of locations identified on Section 3.11(a)(iv) of the Disclosure Schedule. Unless prohibited under any applicable primary lease, prior to the Closing, Seller and the Company will enter into sublease agreements with respect to these shared locations on terms that are reasonably satisfactory to Seller and the Company. The rent charged to the Company pursuant to such sublease agreements shall be determined in accordance with historical methodologies. Seller may increase the rent at any time to reflect increases in its actual costs under the applicable primary leases. The term of the subleases shall be mutually agreed upon prior to the Closing, but shall not exceed the shorter of (i) two years from the Closing Date and (ii) the remaining term of the primary lease; provided that, in connection with Seller terminating the primary lease or subletting the entire leased premises, the sublease may be terminated by Seller upon at least 180 days' prior written notice.

     7.7 Transition Services Standards. Each party agrees to use good faith efforts to prepare a joint description of the standards of quality and timeliness that the services to be performed under the Transition Services Agreement will be performed, which description will be attached thereto as Schedule C.

                                  ARTICLE VIII

                                   Tax Matters

     8.1 Tax Definitions. The following terms, as used herein, have the following meanings:

     "Code" means the Internal Revenue Code of 1986.

     "Federal Taxes" means United States Federal income, environmental and alternative or add-on minimum taxes.

     "Final Determination" shall mean, with respect to Federal Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD and, with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise, including but not limited to the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations.

     "Post-Closing  Tax Period"  means any Tax period  ending  after the Closing
Date.

     "Pre-Closing Tax Period" means any Tax period ending on or before the close of business on the Closing Date.

     "Tax" means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, franchise, profits, license, withholding on amounts paid to or by the Company or any Subsidiary, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) liability of the Company or any Subsidiary for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period during the Tax Indemnification Period and (iii) liability of the Company or any Subsidiary for the payment of any amounts of the type described in (i) as a result of any express or implied obligation to indemnify any other Person.

     "Tax Indemnification Period" means (i) any Pre-Closing Tax Period of the Company or any Subsidiary, (ii) with respect to any Tax described in clause (ii) of the definition of "Tax", any Pre-Closing Tax Period of the Company or any Subsidiary and the taxable year of any member of a group described in such clause (ii) which includes (but does not end on) the Closing Date, and (iii) with respect to any Tax described in clause (iii) of the definition of "Tax", the survival period of the indemnification obligation under the applicable contract.

     "Tax Sharing Agreement" means the Amended and Restated Tax Sharing Agreement executed by the Company on September 14, 1995.

     8.2 Tax Representations. Except as set forth in Section 8.2 of the Disclosure

Schedule, (i) all Tax returns, statements, reports and forms (including estimated tax returns and reports) required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of the Company or any Subsidiary (collectively, the "Returns"), have been filed when due in accordance with all applicable laws; (ii) the Returns are correct and complete in all material respects; (iii) the Company and the Subsidiaries have timely paid, withheld or made provision for all Taxes shown as due and payable on the Returns that have been filed; (iv) the Company and the Subsidiaries have made or will on or before the Closing Date make provision for all Taxes payable by the Company and the Subsidiaries for any Pre-Closing Tax Periods for which no Return has yet been filed, excluding Taxes to the extent that Seller is required under this Article VIII to pay, reimburse or indemnify Purchaser therefor; (v) the charges, accruals and reserves for Taxes with respect to the Company and its Subsidiaries for any Pre-Closing Tax Period (excluding any provision for deferred income taxes and excluding Taxes to the extent that Seller is required under this Article VIII to pay, reimburse or indemnify Purchaser therefor) reflected on the books of the Company and the Subsidiaries are adequate to cover such Taxes; (vi) all Returns filed with respect to taxable years of the Company and the Subsidiaries through the taxable year ended December 31, 1987 have been examined and closed or are Returns with-respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired; (vii) neither the Company nor any Subsidiary is delinquent in the payment of any Tax or has requested any extension of time within which to file or send any Return, which Return has not since been filed or sent; (viii) there are no requests for rulings in respect of any Tax pending between the Company or any Subsidiary and any Taxing Authority; (ix) there are no liens for Taxes upon the assets of the Company or any Subsidiary except liens for current Taxes not yet due; (x) Seller is not subject to withholding under Section 1445 of the Code with respect to any transaction contemplated hereby; (xi) since June 9, 1988, neither the Company nor any Subsidiary has been a member of an affiliated group other than one of which either Aetna Inc. or Aetna Services, Inc. (formerly Aetna Life and Casualty Company) was the common parent, or filed or been included in a combined, consolidated or unitary Return other than one filed by Aetna, Inc. or Aetna Services, Inc. (formerly Aetna Life and Casualty Company); (xii) neither the Company nor any Subsidiary is currently under any contractual obligation to indemnify any other Person with respect to Taxes or is a party to any agreement, other than the Tax Sharing Agreement, providing for payments with respect to taxable income or Taxes; (xiii) no issues have been raised in writing (and are currently pending) by any taxing authority in connection with any of the Tax Returns referred to in clause (i), and all deficiencies asserted or assessments made as a result of any examination by a taxing authority of such Tax Returns have been paid in full; and (xiv) the information provided by Seller to Purchaser regarding (x) Seller's tax basis in the stock of the Company and the Subsidiaries, (y) the tax basis of the assets of the Company and the Subsidiaries, and (z) the state tax position of Seller, the Company and the Subsidiaries, is true and accurate as of the date hereof or as of the relevant date specified therein in all material respects.

     8.3 Elections. (i) Each of Seller and Purchaser shall make timely and irrevocable elections under Section 338(h)(10) of the Code and, if permissible, similar elections under any applicable state or local income tax laws with respect to the Company and each Subsidiary. Seller will not, and will not permit the Company or any Subsidiary to take, cause or permit to be taken any action that would disqualify this transaction as a deemed asset sale under
Section 338(h)(10) of the Code. Each of Seller and Purchaser shall report the transaction consistent with such elections under Section 338(h)(10) or any similar state or local tax provision (the "Elections") and shall take no position contrary thereto unless and to the extent required to do so pursuant to a Final Determination. Seller and Purchaser agree that as a result of the Elections, the deemed asset sales resulting from the Elections must be included in the final Return of the Company for the Pre-Closing Tax period to be filed with any Taxing Authority of a jurisdiction for which the Elections are applicable.

     (ii) Each of Seller and Purchaser shall execute at the Closing any and all forms necessary to effectuate the Elections (including, without limitation, Internal Revenue Service Form 8023-A and any similar forms under applicable state and local income tax laws (the "Section 338 Forms")). Each of the Seller and the Purchaser shall cause the Section 338 Forms to be duly executed by an authorized person and shall duly and timely file the Section 338 Forms in accordance with applicable Tax laws and the terms of this Agreement.

     (iii) Each of Seller and Purchaser agree that in making the Elections it shall report the Aggregate Deemed Sale Price (as defined under applicable Treasury Regulations) of the assets of the Company (the "ADSP") as calculated
(x) by using only the Closing Payment, as adjusted pursuant to Section 2.4 hereof, as the purchase price of the Shares and (y) by not taking into account as an assumed liability any liability for Taxes to the extent that Seller is required under this Article VIII to pay, reimburse or indemnify Purchaser therefor. Each of Seller and Purchaser agrees to allocate such ADSP as set forth in Section 8.3 of the Disclosure Schedule, which shall be prepared by the parties prior to the Closing Date and which shall reflect an allocation agreed to by the parties. Each of Seller and Purchaser will reflect such allocation in all applicable tax returns filed by any of them, including but not limited to the Section 338 Forms. Each of Seller and Purchaser shall not take a position before any Taxing Authority or otherwise (including in any Return) inconsistent with such allocation unless and to the extent required to do so pursuant to a Final Determination.

     8.4 Termination of Existing Tax Sharing Agreements. Any and all existing tax sharing agreements or arrangements binding the Company or any of its Subsidiaries (including, without limitation, the Tax Sharing Agreement) and any other agreement, express or implied, relating to taxable income shall be terminated as of the Closing Date.

     8.5 Tax Returns. (a) Seller shall timely prepare all Tax Returns of the Company and the Subsidiaries for all Pre-Closing Tax Periods. Such Tax Returns shall be prepared in an manner consistent with past practice and, on such Tax Returns, no positions shall be taken, elections made, or method adopted that is inconsistent with positions taken, elections made, or methods used in preparing similar Tax Returns in prior periods without the consent of Purchaser which consent shall not be unreasonably withheld.

     (b) Seller shall file or cause to be filed when due all Tax Returns of the Company and the Subsidiaries for all Pre-Closing Tax Periods that are filed on a consolidated, combined, or unitary basis by the Seller or the parent of Seller (including all federal income Tax Returns), and

Seller shall be responsible for the contents of such Tax Returns and for the payment of all Taxes shown to be due thereon; provided, however, that Seller shall furnish Purchaser and the Company with copies of such Tax Returns of the Company and the Subsidiaries, on a separate company basis, within 30 days following the filing date. Seller shall prepare and send to the Company as promptly as practicable but at least five business days prior to the due date all other Tax Returns that are required to be filed by the Company and the Subsidiaries for all Pre-Closing Tax Periods, and Seller or, after the Closing Date, Purchaser shall file or cause to be filed when due such other Tax Returns. At least five business days prior to the date on which the Taxes shown on such other Tax Returns are required to be paid, Seller shall provide Purchaser with the funds for the payment of all Taxes unpaid as of the Closing Date shown to be due on such other Tax Returns and Purchaser shall be responsible for the payment of all Taxes unpaid as of the Closing Date shown to be due on such other Tax Returns, provided that Purchaser's obligation to pay such Taxes shall not limit Purchaser's indemnification rights against Seller pursuant to Section 8.9. If any such Tax Return shows an overpayment of Taxes due, Seller may credit (upon written notice to Purchaser to that effect) the amount of such overpayment against any payment otherwise due from Seller to Purchaser under this Agreement and any amount of the overpayment not so credited shall be reimbursed by Purchaser to Seller no later than five business days after the later of receipt by Purchaser of Seller's written request for reimbursement and the earlier of Purchaser's receipt of a refund on account of such overpayment and the application of such overpayment to offset a Tax liability of Purchaser or an Affiliate of Purchaser otherwise due.

     (c) Purchaser shall prepare and file all Tax Returns of the Company and the Subsidiaries for all Post-Closing Tax Periods. As promptly as practicable but at least five business days before the due date, Purchaser shall furnish Seller with copies of all Tax Returns of the Company and the Subsidiaries for any Post-Closing Tax Period that includes the Closing Date. At least five business days prior to the date on which the Taxes shown on such Tax Return are required to be paid, Seller shall provide Purchaser with funds for the payment of all Taxes shown to be due on such Tax Returns that are attributable to the Pre-Closing Tax Period and Purchaser shall be responsible for the payment of all Taxes shown to be due on such Tax Returns, provided that Purchaser's obligation to pay such Taxes shall not limit Purchaser's indemnification rights against Seller pursuant to Section 8.9.

     8.6 Other Tax Matters. (a) All transfer, documentary, sales, use, stamp, and registration Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid one-half by Seller and one-half by Buyer when due, and each party will, at its own expense, file all necessary Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees.

     (b)Certification to the effect that Seller is not a "foreign person" as defined in Section 1445 of the Code shall be signed by Seller and delivered to Purchaser prior to the Closing.

     8.7 Cooperation on Tax Matters. (a) Purchaser and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation or other  proceeding  with  respect  to Taxes  and with the  preparation  of any
Returns. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and Seller agree (i) to retain all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any Pre-Closing Tax Period, and to abide by all record retention agreements entered into with any Taxing Authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or Seller, as the case may be, shall not destroy or discard such books and records and shall allow the other party to take possession of such books and records.

     (b)Purchaser and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or customer of the Company or any Subsidiary or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

     (c)Purchaser and Seller further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to section 6043 of the Code and all Treasury Regulations promulgated thereunder.

     8.8 Certain Disputes. Disputes arising under this Article VIII and not resolved by mutual agreement as stated herein shall be resolved by a nationally recognized accounting firm with no affiliation or relationship whatsoever with Purchaser, Seller or their Affiliates (the "Accounting Referee") chosen and mutually acceptable to both Purchaser and Seller within five business days of the date on which the need to choose the Accounting Referee arises. The Accounting Referee shall resolve any disputed items within 30 days of having the item referred to it pursuant to such procedures as it may require. The costs, fees and expenses of the Accounting Referee shall be borne equally by Purchaser and Seller.

     8.9 Tax Indemnification. (a) The covenants, agreements, representations and warranties of the parties hereto contained in this Article VIII or in any certificate or other writing delivered pursuant to this Article VIII or in connection herewith shall survive the Closing until February 28, 1999 or until expiration of the applicable statutory period of limitation, if later.

     (b) Seller hereby indemnifies the Purchaser Indemnified Parties against and agrees to hold them harmless from (i) any (x) Tax of the Company or any Subsidiary and (y) liabilities, costs, expenses (including, without limitation reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax, and any liability as transferee, in each case related to the Tax Indemnification Period and in each case incurred or suffered by Purchaser, any of its Affiliates or, effective upon the Closing, the Company or any Subsidiary; and

(ii) any and all Damages incurred or suffered by the Purchaser Indemnified Parties arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Article VIII. The indemnification set forth in the preceding sentence shall not apply to or in respect of Taxes of the Company or any Subsidiary to the extent that such Taxes were funded by a payment by Seller to Purchaser pursuant to Sections 8.5(b) or 8.5(c). Purchaser hereby indemnifies the Seller Indemnified Parties against and agrees to hold them harmless from any and all Damages incurred or suffered by the Seller Indemnified Parties arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Purchaser pursuant to this Article VIII.

     (c)For purposes of Section 8.5 and this Section 8.9, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax related to the portion of such taxable period ending on the Closing Date shall
(x) in the case of any Taxes other than Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and its Subsidiaries.

     (d)Purchaser agrees to give prompt notice to Seller of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder, which Purchaser deems to be within the ambit of this Section 8.9 (specifying with particularity the basis therefor) and will give Seller such information with respect thereto as Seller may request. Seller may, at its own expense, (i) participate in and, (ii) upon notice to Purchaser, assume the defense of any such suit, action or proceeding; provided that, (y) Seller shall thereafter consult with Purchaser upon Purchaser's reasonable request for such consultation from time to time with respect to such suit, action or proceeding and (z) Seller shall not, without Purchaser's consent, which consent shall not be unreasonably withheld, agree to any settlement with respect to any Tax if such settlement could materially adversely affect the past, present or future Tax liability of Purchaser, any of its Affiliates or, upon the Closing, the Company or any Subsidiary. If Seller assumes such defense, Purchaser shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Seller. Whether or not Seller chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

     (e)Seller agrees to give prompt notice to Purchaser of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder which Seller deems to be within the ambit of this Section 8.9 (specifying with particularity the basis therefor) and will give Purchaser such information with respect thereto as Purchaser may request. Purchaser may, at its own expense, (i) participate in and, (ii) upon notice to Seller, assume the defense of any such suit, action or proceeding; provided that, (y) Purchaser shall thereafter consult with Seller upon Seller's reasonable request for such consultation from time to time with respect to such suit, action or proceeding and (z) Purchaser shall not, without Seller's consent, which consent shall not be unreasonably withheld, agree to any settlement with respect to any Tax if such settlement could materially adversely affect the past, present or future Tax liability of Seller or any of its Affiliates. If Purchaser assumes such defense, Seller shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Purchaser. Whether or not Purchaser chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

     (f)Seller shall not be liable under this Section 8.9 with respect to any Tax resulting from a claim or demand the defense of which it was not offered the opportunity to assume as provided under Section 8.9(d) hereof to the extent Seller's liability under Section 8.9(a) is adversely affected as a result thereof. No investigation by Purchaser or any of its Affiliates at or prior to the Closing Date shall relieve Seller of any liability hereunder.

     (g) Purchaser shall not be liable under this Section 8.9 with respect to any Tax resulting from a claim or demand the defense of which it was not offered the opportunity to assume as provided under Section 8.9(e) hereof to the extent Purchaser's liability under Section 8.9(a) is adversely affected as a result thereof. No investigation by Seller or any of its Affiliates at or prior to the Closing Date shall relieve Purchaser of any liability hereunder.

     (h) Any amounts owed by any party to any other party under this Section 8.9 shall be paid within 10 business days of notice from such other party. Any amounts which are not paid within such 10-day period shall accrue interest at the monthly "Federal Short-Term Rate" under Section 1274(d)(1)(C) of the Code applicable to any period for which such intent is payable.

     (i) The indemnification  provided for hereunder shall not be subject to the
provisions  of  Article  XI  and  shall   constitute  a  separate  and  distinct
indemnification obligation of the parties hereto.

                                   ARTICLE IX

                                Employee Benefits

     9.1 Employee Benefits Definitions. The following terms, as used herein, have the following meanings:

     "Benefit Arrangement" means any employment, severance or similar contract, arrangement or policy, or any plan or arrangement providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan and (ii) is entered into or maintained, as the case may be, by the Seller or any of its ERISA Affiliates and (iii) covers any employee or former employee of the Company or any Subsidiary of the Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

     "Individual Account Plan" means the Aetna Incentive Savings Plan and the U.S. Healthcare Savings Plan.

     "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pension Plan" means the Pension Plan for Employees of Aetna Services, Inc. and the Pension Plan for Employees of U.S. Healthcare.

     "Title IV Plan" means an Employee Plan, other than any Multiemployer Plan, subject to Title IV of ERISA.

     9.2. ERISA Representations. (a) Section 9.2(a) of the Disclosure Schedule is an accurate and complete list of each "employee benefit plan", as defined in
Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by the Seller or any of its ERISA Affiliates and (iii) covers any employee or former employee of the Company or any Subsidiary. Such plans are hereinafter referred to as the "Employee Plans". Seller has furnished or made available to Purchaser copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with (i) the most recent annual report prepared in connection with any such plan (Form 5500 including accompanying schedules) and (ii) if applicable, the most recent actuarial valuation report prepared in connection with any such plan. Section 9.2(a) of the Disclosure Schedule identifies each Employee Plan that is a Title IV Plan.

     (b) Neither the Seller nor any ERISA Affiliate of Seller has incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA that could become a liability of the Purchaser or any of its ERISA Affiliates after the Closing Date.

     (c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code and each amendment thereto, has been determined by the Internal Revenue Service to be so qualified and no such determination has been revoked and no plan amendment that is not the subject of a favorable determination letter would affect the qualification of the plan or the validity of the plan's favorable determination letter. Seller has provided Purchaser with the most recent determination letters of the Internal Revenue Service relating to each such Employee Plan. Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.
No Employee Plan is a Multiemployer Plan.

     (d) Section 9.2(d) of the Disclosure Schedule is an accurate and complete list of each Benefit Arrangement. Seller has furnished or made available to Purchaser copies of each Benefit Arrangement. Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations.

     (e) Except as set forth in Section 9.2(e) of the Disclosure Schedule, there is no contract, agreement, plan or arrangement with respect to which the Company or any Subsidiary has any liability that provides for the payment to any employee or former employee of the Company or any Subsidiary of more than $75,000 in any calendar year.

     (f) Except as set forth in Section 9.2(f) of the Disclosure Schedule, no employee or former employee of the Company or any of its Subsidiaries will become entitled to any bonus, retirement, severance, job security or similar benefit solely as a result of the transactions contemplated hereby.

     (g) Except as set forth in Section 9.2(g) of the Disclosure Schedule, to the knowledge of Seller, there are no governmental inspections, investigations, audits or examinations currently pending or threatened with respect to any Employee Plan or Benefit Arrangement. There exists no material action, suit or claim (other than routine claims for benefits) with respect to any Employee Plan or Benefit Arrangement pending or to the knowledge of Seller threatened against any of such plans or arrangements.

     (h) Except as to matters described in Section 3.10 of the Disclosure Schedule, to the knowledge of Seller, there are no facts or events, including the consummation of the transaction contemplated by this Agreement, that could lead to the imposition of any material liability on the Purchaser or any of its ERISA Affiliates, of whatever nature including the provision of employee benefits with respect to the employment of any employees of Seller or its Subsidiaries who are not Transferred Employees.

     (i) Except as provided in Section 9.6(a), all material benefits due and payable to any of the Transferred Employees under the Employee Plans and Benefit Arrangements as of the Closing Date will be paid thereto by or on behalf of the Seller.

     9.3. Employees. On or prior to the Closing Date, Seller will cause all employees of the Seller or any of its Subsidiaries identified by Seller on
Section 9.3 of the Disclosure Schedule (by name and job title) as performing substantially all of their services to the Company's business units to become employees of the Company or one of its Subsidiaries. With respect to each individual who, as of the Closing Date, is employed (including persons absent from active service for any reason, including, but not limited to, illness, disability, family and medical leave or other leave of absence, whether paid or unpaid) by the Company or any of its Subsidiaries or is otherwise described in
Section 9.3 of the Disclosure Schedule ("Transferred Employees"), Purchaser or one of its Affiliates shall continue the employment of each such Transferred Employee, and provide each such Transferred Employee with at least the level of base salary per annum as in effect on the Closing Date for such Transferred Employee, in each case for the longer of (i) three months after the Closing Date and (ii) the remainder of the calendar year ending December 31, 1997. Nothing in this Section 9.3 is intended to, or shall, require such employer to employ a Transferred Employee on a basis other than as an employee at will.

     9.4. Pension Plan. Seller and its Affiliates shall retain all liabilities and obligations in respect of benefits accrued by both Transferred Employees and former employees of the Company and its Subsidiaries under the Pension Plan. No Pension Plan assets shall be transferred to Purchaser or any of its Affiliates or to any plan of Purchaser or its Affiliates. It is understood that the Transferred Employees will be fully vested in their accrued benefits under the Pension Plan as of the Closing Date.

     9.5. Individual Account Plan. Seller shall retain all liabilities and obligations in respect of benefits accrued by Transferred Employees under the Individual Account Plan. It is understood that the Transferred Employees are fully vested (or will become fully vested) in their account balances under the Individual Account Plan. On the Closing Date, Seller shall take such action as may be necessary, if any, to permit each Transferred Employee to exercise his rights under the Individual Account Plan to effect a distribution of such Transferred Employee's vested account balances under the Individual Account Plan or to effect a tax-free rollover of the taxable portion of the account balances into an eligible retirement plan, if any, (within the meaning of Section 401(a)(31) of the Code, a "Direct Rollover") maintained by Purchaser or a subsidiary of Purchaser (the "Purchaser Plan") or to an individual retirement account. Seller and Purchaser shall work together in order to facilitate any such distribution or rollover and to effect a Direct Rollover for those participants who elect to roll over their account balances directly into the Purchaser Plan in accordance with the terms and conditions of the Purchaser Plan; provided that nothing contained herein shall obligate the Purchaser Plan to accept a Direct Rollover in a form other than cash or obligate Purchaser to establish or maintain a Purchaser Plan.

     9.6. Other Employee Plans and Benefit Arrangements. (a) Purchaser shall assume and be liable for, and, where appropriate, shall cause the Company and its Subsidiaries to perform all obligations in respect of the Transferred Employees under the employee agreements and arrangements described in Section 9.6(a) of the Disclosure Schedule (which by execution of this Agreement, Purchaser or the Company, as applicable, expressly assumes as of the Closing
Date). Except to the extent specifically set forth herein and in Section 9.9, it is understood that Purchaser shall not assume and shall not be liable for any obligations, responsibilities or liabilities under the Employee Plans or Benefit Arrangements of Seller.

     (b) Subject to the provisions of Section 9.6(a), and except as provided in Sections 9.4 and 9.5, Purchaser shall assume and be liable for all liabilities (including legal costs and fees) involving any Transferred Employee relating to any claim arising under any federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Equal Pay Act, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Family and Medical Leave Act, and all other statutes regulating the terms and conditions of employment), regulation, executive order or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company or any Subsidiary and such Transferred Employee, including all such liabilities that relate to events occurring on or prior to the Closing Date or which arise by reason of the transactions contemplated by this Agreement. Nothing in the immediately preceding sentence shall affect the indemnification rights that the parties would otherwise be entitled pursuant to
Article XI of this Agreement.

     (c) For the calendar year in which the Closing Date falls, Transferred Employees shall be eligible to accrue the number of vacation days calculated under the Company's vacation policy in effect immediately prior to the Closing Date, a copy of which is attached to this Agreement as Section 9.6(c) of the Disclosure Schedule. Subject to Purchaser's policies and procedures respecting vacation time, so long as a Transferred Employee is employed by the Company, a Subsidiary or any Affiliate of Purchaser, such Transferred Employee shall accrue at least as many vacation days as such person was scheduled to accrue under the Company's vacation policy as of the beginning of such calendar year. Purchaser will assume the vacation liability accrued by Transferred Employees as of the Closing Date in a manner consistent with the Company's existing policy as of the date hereof.

     9.7. Plans Following the Closing. (a) For the period from the Closing Date through the date 12 months after the Closing Date, Purchaser will cause the Company to maintain employee benefit plans and arrangements for the benefit of the Transferred Employees that are substantially comparable in the aggregate to the Employee Plans. Notwithstanding the foregoing, Purchaser shall not be obligated or required to establish or maintain a defined benefit plan (as defined in ERISA Section 3(35) or Code Section 414(j)) for the benefit of any Transferred Employee. Purchaser will cause the Company to give Transferred Employees full credit for all purposes, including eligibility, vesting and benefit accrual, under any such plans or arrangements maintained by the Company pursuant to this Section 9.7 for such Transferred Employees' service recognized for such purposes under the Employee Plans and Benefit Arrangements.

     (b) Without limiting the generality of the foregoing, for the period from the Closing Date through the date 12 months after the Closing Date, Purchaser will maintain and make available to Transferred Employees (i) medical, dental, and short-term disability plans that are substantially comparable to the Seller plans identified in Section 9.7(b)(i) of the Disclosure Schedule without any increase in required contributions by Transferred Employees for comparable benefits in accordance with Section 9.8 and (ii) a severance package that is identical to the Seller severance plan described in Section 9.7(b)(ii) of the Disclosure Schedule.

     (c) For the period beginning on the date 12 months after the Closing Date, Purchaser shall provide benefit plans and programs that are at least as favorable as such plans and programs that are available to other employees of the Purchaser and its Affiliates generally and give Transferred Employees credit for service with Seller and any of its affiliates as well as service with Purchaser and any of its Affiliates for all purposes including eligibility, vesting, and benefit accrual.

     (d) Purchaser shall cause any Transferred Employee who is on short-term disability on the Closing Date to receive without interruption on and after the Closing Date short-term disability benefits provided by Purchaser substantially identical to the short-term disability benefits provided by Seller for the Transferred Employee. Seller shall have no liability to Purchaser with respect to such benefits provided by Purchaser. If a Transferred Employee who was on short-term disability on the Closing Date subsequently becomes eligible for coverage and receives benefits under Seller's long-term disability plan, Purchaser shall have no liability to Seller with respect to such long-term disability coverage.

     9.8. Medical and Dental Insurance Coverage. (a) Purchaser shall cause all employee health and dental plans in which Transferred Employees become participants on or after the Closing Date to waive any and all pre-existing condition exclusions and waiting period requirements and to recognize, to the extent such participation commences other than at the beginning of a plan year, expenses previously incurred for the period from the beginning of the calendar year in which the Closing Date falls to the Closing Date for purposes of applicable deductible rules to the extent such expenses are recognized under Purchaser's plans in effect immediately prior to the Closing Date. In addition, Purchaser will continue short-term disability benefits under the Company's sick pay plan for any Transferred Employee receiving such benefits as of the Closing Date for so long as such Transferred Employee remains eligible for such benefits (not to exceed 26 weeks). Through the date 12 months after the Closing Date, Transferred Employees shall not be required to make contributions toward the cost of the applicable coverage under Purchaser's health and dental plans in excess of the monthly amounts, if any, they would have been required to pay under Seller's medical and dental insurance plans prior to the Closing Date.

     (b) For the period from the Closing Date through the date 12 months after the Closing Date, Purchaser agrees that in respect of any Transferred Employee who as of the Closing Date is involved in a course of treatment covered under Seller's medical plans, Purchaser shall take no action in connection with the continuation of, or establishment of, coverage of such Transferred Employee under Purchaser medical plans which will cause such Transferred Employee to have to alter such course of treatment, including but not limited to, a change in physician or location of covered treatment, in order for such course of treatment to be covered under the applicable Purchaser medical plan.

     9.9. Assumption of Liabilities. Except as otherwise provided in Section 9.4 or 9.5 or elsewhere herein, Purchaser agrees that, effective on and after the Closing Date, the Company and its Subsidiaries shall have all liability and responsibility with respect to the Transferred Employees and Seller shall not retain any, and shall not be deemed to have retained any, of such liabilities and responsibilities. With respect to Transferred Employees, and except to the extent provided in Section 9.6(a), Seller shall retain those obligations and liabilities relating to or arising under any Employee Plan or Benefit Arrangement that are attributable to benefits accrued or otherwise payable on or prior to the Closing Date and are not accrued as a liability on the Closing Balance Sheet and that either (i) are with respect to an Employee Plan or Benefit Arrangement set forth in Section 9.9 of the Disclosure Schedule or (ii) arise from claims, including claims challenging the administration, interpretation, or statutory or regulatory compliance of an Employee Plan or Benefit Arrangement, that are not routine claims for benefits in the ordinary course of operation of the Employee Plan or Benefit Arrangement. Except to the extent provided in the preceding sentence or in Section 9.4 or 9.5, Purchaser shall, as of the Closing Date, assume all obligations and liabilities of Seller and any of its Affiliates in respect of Transferred Employees under each Employee Plan and Benefit Arrangement; provided that, except as provided in
Section 9.6 or 9.7, nothing contained herein shall constitute a commitment or obligation on the part of Purchaser to continue any such Employee Plan or Benefit Arrangement after the Closing Date.

    9.10 Third Party Beneficiaries. No provision of this Article IX shall create any third party beneficiary rights in any employee or former employee of the Company (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment, and no provision of this Article IX shall create any rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement.

                                    ARTICLE X

                              Conditions To Closing

     10.1 Conditions to Obligations of Each Party. The obligations of Purchaser and Seller to consummate the Closing are subject to the satisfaction of the following conditions:

          (a) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

          (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing, and no proceeding challenging this Agreement or seeking to prohibit, prevent or materially alter or delay, or materially impair the value of, the transactions contemplated hereby shall have been instituted by any governmental body, agency or authority having proper jurisdiction and shall be pending.

          (c) All actions by, authorizations, consents or approvals of, or filings with any governmental body, agency, official or authority required in order to permit the consummation of the Closing shall have occurred, been filed or been obtained.

     10.2 Conditions to Obligation of Purchaser. The obligation of Purchaser to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a)(i)Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Seller contained in this Agreement shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such time, other than representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time); provided that the condition set forth in this clause
     (ii) shall be deemed satisfied if the facts, events or circumstances underlying any inaccuracies in any such representations and warranties as of the Closing Date (without giving effect to any materiality qualifications or materiality exceptions contained therein), individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, properties or financial condition of the Company and the Subsidiaries taken as a whole and (iii) Purchaser shall have received a certificate duly executed by an authorized officer of Seller to the foregoing effect.

          (b) Purchaser shall have received the stock books, stock ledgers, minute books and corporate seal of the Company and the Subsidiaries.

          (c) Purchaser shall have received with respect to the Company and each Subsidiary (i) a copy of its certificate or articles of incorporation, including all amendments, certified by the Secretary of State or other appropriate official of the jurisdiction of its incorporation and (ii) certificates from the Secretary of State or other appropriate official of the jurisdiction of its incorporation to the effect that such person is in good standing or subsisting in such jurisdiction, listing all charter documents of such person on file.

          (d)  Purchaser  shall have received a  certificate,  dated the Closing
     Date and executed by the Secretary or an Assistant Secretary of the Company, in form and substance customary for transactions of this type.

          (e) Purchaser shall have received (i) a copy of the certificate or articles of incorporation, including all amendments, of Seller certified by the Secretary of State or other appropriate official of the State of Connecticut and (ii) certificates from the Secretary of State or other appropriate official of the State of Connecticut to the effect that Seller is in good standing or subsisting in such jurisdiction, listing all charter documents of Seller on file.

          (f) Purchaser shall have received a certificate, dated the Closing Date and executed by the Secretary or an Assistant Secretary of Seller, in form and substance customary for transactions of this type.

          (g)  Aetna  U.S.   Healthcare   Inc.,   a   Pennsylvania   corporation
     ("Guarantor"), shall have executed and delivered to Purchaser the Guaranty, substantially in the form attached as Exhibit A.

          (h) Guarantor shall have executed and delivered to Purchaser the Master Service Agreement, substantially in the form attached as Exhibit B (the "Master Agreement").

          (i) Guarantor shall have executed and delivered to Purchaser the Transition Services Agreement, substantially in the form of Exhibit C (the "Transition Services Agreement").

          (j) Guarantor or one of its Affiliates shall have executed and delivered to Purchaser the HMO and non-HMO health care agreements, substantially in the form of the applicable Exhibit to the Master Agreement.

          (k) Guarantor shall have executed and delivered to Purchaser the Non-Competition Covenant, substantially in the form of Exhibit D.

          (l) Since the date of this Agreement, there has been no material adverse change in the business, assets, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole (other than as a result of changes (i) in general conditions, including laws and regulations, applicable to the behavioral healthcare industry or (ii) in general economic conditions).

          (m) The essential software without which the business of the Company and the Subsidiaries could not operate in the ordinary course listed on
     Section 10.2(m) of the Disclosure Schedule (or its functional equivalent) being available for license by Purchaser or the Company on commercially reasonable terms.

     10.3 Conditions to Obligation of Seller. The obligation of Seller to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a)(i)Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such time, other than representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time); provided that the condition set forth in this clause (ii) shall be deemed satisfied if the facts, events or circumstances underlying any inaccuracies in any such representations and warranties as of the Closing Date (without giving effect to any materiality qualifications or materiality exceptions contained therein), individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, properties or financial condition of the Purchaser and it subsidiaries taken as a whole and (iii) Seller shall have received a certificate duly executed by an authorized officer of Purchaser to the foregoing effect.

          (b) Seller shall have received (i) a copy of the certificate or articles of incorporation, including all amendments, of Purchaser certified by the Secretary of State or other appropriate official of the jurisdiction of Purchaser's incorporation and (ii) certificates from the Secretary of State or other appropriate official of the jurisdiction of Purchaser's incorporation to the effect that Purchaser is in good standing or subsisting in such jurisdiction, listing all charter documents of Purchaser on file.

          (c) Seller shall have received a certificate, dated the Closing Date and executed by the Secretary or an Assistant Secretary of Purchaser, in form and substance customary for transactions of this type.

          (d) The Company shall have executed and delivered to

         Guarantor the Transition Services Agreement.

          (e) Purchaser and the Company shall have executed and delivered to Guarantor the Master Agreement.

          (f) The Company or one of its Affiliates shall have executed and delivered to Guarantor the HMO and non-HMO health care agreements, substantially in the form of the applicable Exhibit to the Master Agreement.

          (g) Purchaser shall have executed and delivered to Seller the Guaranty, substantially in the form of the applicable Exhibit to the Master Agreement.

                                   ARTICLE XI

                            Survival; Indemnification

     11.1 Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the later of (x) the 12 month anniversary of the Closing Date and
(y) January 31, 1999 (the "Expiration Date") or (i) in the case of Sections 3.2, 3.5, 3.6(b) and (c), 3.13, 4.2, 4.5, 6.1, 6.3, 6.4, 6.5 and 6.6 indefinitely,
(ii) in case of Section 6.2, for the period set forth therein, (iii) in the case of the covenants, agreements, representations and warranties contained in
Article VIII, as set forth in Section 8.9(a), (iv) in the case of covenants and agreements contained in Article IX, for the periods specified therein, or if no period is specified, then indefinitely. Notwithstanding the foregoing, the covenants and agreements contained in this Article XI shall survive until the Expiration Date, except (i) as to any claims for, or any claims that may result in, Damages for which indemnity may be sought hereunder of which the
Indemnifying Party has received written notice (describing the claim in reasonable detail) from the Indemnified Party on or before the Expiration Date in which case the indemnity obligation for such claim shall survive the Expiration Date or (ii) as to any representation, warranty or agreement expressly surviving the Expiration Date as set forth in this Section 11.1.

     11.2 Indemnification. (a) Seller hereby indemnifies Purchaser and, effective at the Closing, without duplication, the Company and the Subsidiaries, and their respective directors, officers, shareholders, employees and agents (collectively, the "Purchaser Indemnified Parties") against and agrees to hold them harmless from any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by the Purchaser Indemnified Parties arising out of (x) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement (other than pursuant to Article VIII), (y) the litigation identified in Item 3 of Section
3.10 of the Disclosure  Schedule or (z) the litigation  identified in Item 21 of
Section 3.10 of the Disclosure Schedule; provided that (i) except as set forth in Section 11.1, the Purchaser Indemnified Parties shall not have any right to be indemnified under, nor shall they make any claim pursuant to, this Section 11.2(a) after the Expiration Date, (ii) the Purchaser Indemnified Parties shall not have any right to be indemnified under, nor shall they make any claim pursuant to, this Section 11.2(a) for any single claim for Damages of less than $20,000 ("De Minimis Claims"), (iii) the Purchaser Indemnified Parties shall not have any right to be indemnified under, nor shall they make any claim pursuant to, this Section 11.2(a) unless the aggregate amount of all Damages to the Purchaser Indemnified Parties (other than De Minimis Claims) exceeds $5,000,000, in which case the Purchaser Indemnified Parties will be entitled to indemnification only to the extent to which such Damages (other than De Minimis Claims) exceed $5,000,000 and (iv) Seller's maximum liability under this Section 11.2(a) shall not exceed the Closing Payment, as adjusted pursuant to Section 2.4, together with all amounts paid to Seller pursuant to the Master Agreement. Notwithstanding anything to the contrary set forth in the immediately preceding sentence, (1) Seller's indemnification obligations pursuant to clause (y) of such sentence shall not be subject to, and shall not count towards, the $5,000,000 deductible described in clause (iii) of such sentence, and (2) although Seller's indemnification obligations pursuant to clause (z) of such sentence shall be subject to, and shall count towards, such $5,000,000 deductible, Seller shall be obligated to undertake the defense of such litigation, through counsel of its own choosing (reasonably acceptable to Purchaser) at its own expense, in accordance with the provisions of Section 11.3.

     (b)Purchaser hereby indemnifies Seller and its directors, officers, shareholders, employees and agents (collectively, the "Seller Indemnified Parties") against and agrees to hold them harmless from any and all Damages incurred or suffered by the Seller Indemnified Parties arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Purchaser pursuant to this Agreement (other than pursuant to
Article VIII); provided that (i) except as set forth in Section 11.1, the Seller Indemnified Parties shall not have any right to be indemnified under, nor shall they make any claim pursuant to, this Section 11.2(b) after the Expiration Date,
(ii) the Seller Indemnified Parties shall not have any right to be indemnified under, nor shall they make any claim pursuant to, this Section 11.2(b) for any De Minimis Claims, (iii) the Seller Indemnified Parties shall not have any right to be indemnified under, nor shall they make any claim pursuant to, this Section 11.2(b) unless the aggregate amount of all Damages to the Seller Indemnified Parties (other than De Minimis Claims) exceeds $5,000,000, in which case the Seller Indemnified Parties will be entitled to indemnification only to the extent to which such Damages (other than De Minimis Claims) exceed $5,000,000 and (iv) Purchaser's maximum liability under this Section 11.2(b) shall not exceed the Closing Payment, as adjusted pursuant to Section 2.4, together with all amounts paid to Seller pursuant to the Master Agreement.

     (c)The amount of any and all Damages for which indemnification is provided pursuant to this Article XI shall be net of any amounts received by the Indemnified Party under insurance policies with respect to such Damages (it being understood that any proceeds obtainable from a captive insurance company of the Indemnified Party or any amounts which the Indemnified Party self-insures shall not be so taken into account). In the event that any claim for indemnification asserted under this Article XI is, or may be, the subject of the Company's or any party's hereto insurance coverages, the Indemnified Party agrees to promptly notify the applicable insurance carrier of such claim and tender defense thereof to such carrier. Each Indemnified Party shall pursue such claims diligently and shall reasonably cooperate with each such insurance carrier, and there shall be no payment obligation with respect to such claim for indemnification under this Article XI for a period of one year after making a claim for such insurance. If insurance coverage is denied (in whole or in part), or if no resolution of an insurance claim shall have occurred within such one year period, upon payment of the relevant indemnification obligation, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against such insurance carrier.

     11.3 Procedures;  Exclusivity.  (a) The party seeking indemnification under
Section 11.2 (the "Indemnified Party") agrees to give prompt written notice to the party against whom indemnity is sought (the "Indemnifying Party") setting forth in reasonable detail the assertion of any claim, or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought under such Section. The Indemnifying Party shall have 45 days after receipt of such notice (or five days prior to such lesser time period as is permitted by applicable law or administrative rule to contest such claim) to undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided, however, that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel shall be borne by such Indemnified Party. The Indemnified Party shall not pay or settle any claim which the Indemnifying Party is contesting in good faith. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim; provided that the terms of such settlement are not materially prejudicial to the Indemnifying Party, and that in such event the Indemnified Party shall be deemed to have waived any right of indemnity therefor by the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within 45 days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder (or five days prior to such lesser time period as is permitted by applicable law or administrative rule to contest such claim) that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor by the Indemnifying Party.

     (b) After the Closing, Sections 8.9 and 11.2 will provide the exclusive remedy by either party for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby.

     11.4 Investigation. Any investigation made at any time by or on behalf of any party hereto shall not diminish in any respect whatsoever such party's right to rely on the representations and warranties made by any other party pursuant to this Agreement.

                                   ARTICLE XII

                                   Termination

     12.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

     (i) by mutual written agreement of Seller and Purchaser; or

     (ii) at any time after March 31, 1998, by Seller or Purchaser upon written notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

     12.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 12.1, such termination shall be without liability or obligation of either party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful failure of either party to fulfill a condition to the performance of the obligations of the other party or to perform a covenant of this Agreement or from a willful breach by either party to this Agreement, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 3.13, 4.5, 6.1, 13.3, 13.5, 13.6 and 13.7 shall survive any termination hereof pursuant to
Section 12.1.

                                  ARTICLE XIII

                                  Miscellaneous

     13.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, telecopied (which telecopy is confirmed) or mailed by registered or certified mail (return receipt requested) or the next day if by overnight delivery service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                        if to Purchaser, to:

                           Magellan Health Services, Inc.
                           3414 Peachtree Road, N.E.
                           Suite 1400
                           Atlanta, Georgia  30319
                           Attention:  General Counsel
                           Telecopy:  404-814-5717

                        with a copy to:

                           Magellan Health Services, Inc.
                           3414 Peachtree Road, N.E.
                           Suite 1400
                           Atlanta, Georgia  30319
                           Attention:  Chief Financial Officer
                           Telecopy:  404-814-5793
                        if to Seller, to:

                           Aetna Insurance Company of Connecticut
                           c/o Aetna U.S. Healthcare Inc.
                           151 Farmington Avenue
                           Hartford, Connecticut 06156
                           Attention: Chief Legal Officer
                           Telecopy: 860-273-8340

                        with a copy to:

                           Howard, Darby & Levin
                           1330 Avenue of the Americas
                           New York, New York 10019
                           Attention: John P. Gourary
                           Telecopy: 212-841-1010


     13.2 Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law, except as otherwise provided in Section 11.3(b).

     13.3 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     13.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto. Any purported assignment not permitted by this Section 13.4 shall be void.

     13.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to any applicable principles of conflicts of law.

     13.6 Submission to Jurisdiction. Each of the parties hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     13.7 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     13.8 Specific Performance. The parties acknowledge that money damages alone would not a sufficient remedy for any breach of Section 6.1 of this Agreement, and that the non- breaching party shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall be in addition to all other legal or equitable remedies available to such party.

     13.9 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

     13.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.

     13.11 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect.

     13.12 Captions; Construction. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. The parties acknowledge that this Agreement was initially prepared by Seller, and that all parties have read and negotiated the language used in this Agreement. The parties agree that, because all the parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

     13.13 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any employee or creditor of any party hereto.

     13.14 No Set-off. The parties hereto expressly waive any rights to set-off against any amount or payment due hereunder that any party may have under law or equity.

     In witness whereof, the parties hereto here caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                           Magellan Health Services, Inc.



                           By  /s/ Mac Crawford
                              -------------------------------
                              Name:  Mac Crawford
                              Title:  Chairman, President and
                                      Chief Executive Officer


                           Aetna Insurance Company of Connecticut



                           By  /s/ James H. Dickerson, Jr.
                              --------------------------------
                              Name:  James H. Dickerson, Jr.
                              Title:  Vice President